                                   EXHIBIT 1                   Page 6 OF 6 Pages


                                POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY, WE, BANK MORGAN STANLEY AG (the 'Company') of Bahnhofstrasse 92, CH 8023, Zurich, hereby constitute and appoint

Mr EDWARD J. JOHNSEN of 1585 Broadway, New York, New York to act as our true and lawful attorney (the 'Attorney') with full power to execute and deliver in our name and on our behalf any reports to be filed under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with the Securities and Exchange Commission, and to do all other acts, deeds and things necessary or desirable in connection with the said responsibilities AND WE HEREBY UNDERTAKE to ratify everything done or purported to be done by virtue of this Power.

This power shall be irrevocable for a period of one year from the date hereof.

For and on behalf of
BANK MORGAN STANLEY AG

Signed:  /s/ John Webley
         -----------------

Signed:  /s/ David Haythe
         -----------------

Dated this 17 day of January, 1996.